Exhibit 99

FOR IMMEDIATE RELEASE

June 25, 2014

Contact: (analysts) Kris Wenker: 763-764-2607

(media) Kirstie Foster: 763-764-6364

GENERAL MILLS REPORTS FISCAL 2014 RESULTS AND

OUTLINES GROWTH TARGETS FOR 2015

Fiscal 2014 Results Below Expectations

Fiscal 2015 Plans Include Strong Innovation, Productivity Savings,

and New Cost-reduction Initiatives Designed to Sharpen Efficiency and Growth Focus

MINNEAPOLIS, MINN.—-General Mills (NYSE: GIS) today reported results for the fourth quarter and full fiscal year ended May 25, 2014.

Fiscal 2014 Results Summary

•	Net sales grew 1 percent to $17.9 billion.

•	Adjusted segment operating profit totaled $3.2 billion, down 2 percent from year-ago results (please see Note 11 below for reconciliation of this non-GAAP measure).

•	Diluted earnings per share (EPS) totaled $2.83, up 1 percent from $2.79 a year ago.

•	Adjusted diluted EPS, which excludes certain items affecting comparability of results, totaled $2.82. This was up 4 percent from $2.72 a year ago (please see Note 11 below).

General Mills Chairman and Chief Executive Officer Ken Powell said, “Our plans for 2014 called for sales and earnings growth consistent with our long-term business model, along with increased cash returns to shareholders. We made good progress building our worldwide food businesses, and we returned more than $2.7 billion in cash to shareholders through a 17 percent dividend increase and significant share repurchase activity. But our sales and operating profit results were disappointing. In the fourth quarter, promotional spending in developed markets was less effective than we planned and input cost inflation was a bit above our forecast. Net sales and adjusted gross margin fell short of our targets.”

Fiscal 2014 net sales increased 1 percent to $17.9 billion. Pound volume contributed 1 point of net sales growth, including 3 incremental months of contribution from the Yoki Alimentos and Yoplait Canada businesses added during fiscal 2013. Net price realization and mix also contributed 1 point of net sales growth, which was offset by negative foreign currency exchange effects. Adjusted gross margin, which excludes mark-to-market effects and the impact of Venezuela currency devaluation, declined 80 basis points. This reflected the impact of increased promotional spending that generated less volume than planned, along with change in business mix (please see Note 11 below for reconciliation of this non-GAAP measure). Advertising and media expense declined 3 percent for the year, while other consumer marketing investment rose 2 percent. Adjusted segment operating profit was down 2 percent. Fiscal 2014 net earnings attributable to General Mills totaled $1.8 billion and diluted earnings per share totaled $2.83. Adjusted diluted EPS, which excludes certain items affecting comparability, totaled $2.82 in fiscal 2014 compared to $2.72 in the previous year.

Fourth Quarter Financial Summary

•	Net sales totaled $4.3 billion, 3 percent below year-ago results.

•	Adjusted segment operating profit of $733 million essentially matched year-ago levels (please see Note 11 below for reconciliation of this non-GAAP measure).

•	Diluted EPS totaled 65 cents per share.

•	Adjusted diluted EPS of 67 cents was up 24 percent from 54 cents in last year’s fourth quarter (please see Note 11 below).

Fourth-quarter net sales declined 3 percent to $4.3 billion. Lower pound volume subtracted 2 points of net sales growth, while net price realization and mix added 1 point. Foreign currency exchange reduced net sales growth by 2 points in the quarter. Adjusted gross margin was 10 basis points below the year-ago level (please see Note 11 below for reconciliation of this non-GAAP measure). Adjusted segment operating profit of $733 million essentially matched year-ago results. Net earnings attributable to General Mills totaled $405 million and diluted EPS totaled 65 cents. These results include a 6-cent per share gain on the sale of several Idaho grain elevators and a 9-cent per share charge associated with Venezuelan currency devaluation (please see Notes 2 and 3 below for more discussion). Adjusted diluted EPS, which excludes these and certain other items affecting comparability, totaled 67 cents for the fourth quarter, up 24 percent from 54 cents a year earlier (please see Note 11 below).

U.S. Retail Segment Results

Fiscal 2014 net sales for General Mills’ U.S. Retail operations essentially matched year-ago results at $10.6 billion. Pound volume also was essentially even with last year’s level. The Snacks, Small Planet Foods and Big G cereal divisions led U.S. Retail sales performance for the year. New products launched during 2014 contributed more than 5 percent of annual U.S. Retail shipment volume. Advertising and media expense was 1 percent below last year’s level, while other consumer marketing spending increased 1 percent. U.S. Retail operating profit declined 3 percent to $2.3 billion.

Fourth-quarter net sales for the U.S. Retail segment declined 1 percent to $2.4 billion. Pound volume grew 1 percent in the quarter. This was offset by negative net price realization and mix, which reduced net sales growth by 2 percentage points. Segment operating profit totaled $502 million, 3 percent below year-ago results.

International Segment Results

Fiscal 2014 net sales for General Mills’ consolidated international businesses grew 4 percent to $5.4 billion, reflecting contributions from new businesses added during fiscal 2013. Higher pound volume contributed 5 points of net sales growth, and net price realization and mix added 3 points. Foreign-currency translation effects reduced net sales growth by 4 points. On a constant-currency basis, International segment net sales grew 8 percent overall, with net sales up 38 percent in Latin America and up 9 percent in the Asia / Pacific region. Constant-currency net sales grew 5 percent in Canada, and declined 4 percent in Europe. Adjusted international segment operating profit, which excludes Venezuelan currency devaluation effects, totaled $535 million, up 4 percent from $515 million in fiscal 2013 (please see Note 11 below for reconciliation of these non-GAAP measures).

In the fourth quarter, International segment net sales totaled $1.3 billion, down 7 percent compared to last year’s fourth quarter, which included an extra month of results for operations in Europe and Australia. Lower pound volume subtracted 6 points of net sales growth. Net price realization and mix added 4 points of net sales growth, while foreign currency exchange subtracted 5 points. Fourth quarter adjusted International segment operating profit increased 4 percent to $146 million (please see Note 11 below for reconciliation of this non-GAAP measure).

Convenience Stores and Foodservice Segment Results

Fiscal 2014 net sales for the Convenience Stores and Foodservice segment totaled $1.9 billion, 2 percent below prior-year results. Pound volume and negative price realization and mix each reduced net sales growth by 1 point. Segment operating profit of $307 million also was 2 percent below prior-year results.

In the fourth quarter, Convenience Stores and Foodservice net sales grew 1 percent to $508 million. Pound volume essentially matched prior-year results, while net price realization and mix contributed 1 point of net sales growth. Segment operating profit rose 14 percent to $86 million reflecting lower input costs and favorable business mix.

Joint Venture Summary

Combined after-tax earnings from the Cereal Partners Worldwide (CPW) and Häagen-Dazs Japan (HDJ) joint ventures in fiscal 2014 fell 9 percent to $90 million, reflecting higher consumer marketing investment by CPW and negative foreign currency exchange effects for HDJ. Constant-currency net sales for CPW matched year-ago results, and for HDJ constant-currency net sales grew 9 percent. In the fourth quarter, after-tax earnings from joint ventures declined to $17 million, primarily due to lower net sales for CPW in Europe.

Corporate Items

Unallocated corporate expense totaled $196 million in 2014, compared to $326 million in 2013. Excluding the effects of changes in mark-to-market valuation of certain commodity positions, unallocated corporate expense equaled $245 million this year compared to $330 million in 2013.

Restructuring, impairment and other exit costs totaled $4 million in 2014 compared to $20 million in 2013. Net interest expense in 2014 totaled $302 million, down 5 percent from the prior-year level due to changes in debt mix and rates. The effective tax rate for 2014 was 33.3 percent. Excluding certain items affecting comparability of results, the effective tax rate was 32.2 percent in 2014, compared to 32.3 percent in fiscal 2013. For the fourth quarter, the effective tax rate excluding items affecting comparability was 29.7 percent in 2014 compared to 34.7 percent last year (please see Note 11 below for reconciliation of these non-GAAP measures).

Cash Flow Items

Cash provided by operating activities totaled $2.5 billion in 2014, down from the previous year primarily reflecting cash flow effects from changes in current assets and liabilities. Capital investments totaled $664 million, including growth capacity for Greek yogurt and grain snacks. Dividends paid increased to $983 million. General Mills repurchased approximately 36 million shares of common stock in 2014 for a total of $1.7 billion. Average diluted shares outstanding declined 3 percent in 2014 to 646 million. Fourth-quarter average diluted shares outstanding declined 5 percent to 632 million.

Outlook for 2015

“Our Number One objective in the new fiscal year is to accelerate our topline growth,” Powell said. “Our fiscal 2015 plans include a strong new-product lineup, compelling news or renovation on many existing brands, and a full slate of consumer-focused marketing initiatives. In addition, supply chain cost-savings from our ongoing Holistic Margin Management (HMM) program are expected to exceed $400 million in 2015. We anticipate these savings will offset input cost inflation, which we estimate at 3 percent for the new year.

“Beyond HMM, we have started work on several new cost-reduction initiatives designed to boost our efficiency and sharpen business focus behind our key growth strategies,” Powell noted.

General Mills said it has begun a formal review of its North American manufacturing and distribution network with the goals of streamlining operations and identifying potential capacity reductions. The company also has initiated efforts focused on further reducing overhead costs. Together, the new cost-reduction initiatives are targeted to generate savings of $40 million pretax in fiscal 2015, with additional savings expected in fiscal 2016. The company plans to announce further details in the coming months as specific actions are determined.

General Mills fiscal 2015 net sales are expected to grow at a mid single-digit rate in constant currency, including the contribution of a 53rd week in the fiscal period. Adjusted segment operating profit also is expected to grow at a mid single-digit rate in constant currency. Benefit of the extra fiscal week will be reinvested to support increased advertising and digital media initiatives, along with project expenses related to several key fiscal 2016 product launches. Adjusted diluted EPS is expected to grow at a high single digit rate in constant currency. At current exchange rates, the company estimates a 3-cent headwind from currency translation in 2015.

General Mills will hold a briefing for investors today, June 25, 2014, beginning at 8:30 a.m. Eastern time. You may access the web cast from General Mills’ internet home page: generalmills.com.

Adjusted diluted EPS, adjusted segment operating profit, adjusted International segment operating profit, adjusted gross margin, International sales excluding foreign currency translation effects, and effective tax rate excluding items affecting comparability are each non-GAAP measures. Reconciliations of these measures to their relevant GAAP measures appear in Note 11 to the attached Consolidated Financial Statements.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook for 2015,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure or breach of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except per Share Data)

	Fiscal Year
	2014	% Change	2013	% Change	2012
	(Unaudited)
Net sales	$17,909.6	0.8%	$17,774.1	6.7%	$16,657.9
Cost of sales	11,539.8	1.7%	11,350.2	6.9%	10,613.2
Selling, general, and administrative expenses	3,474.3	(2.2%)	3,552.3	5.1%	3,380.7
Divestiture (gain)	(65.5)	NM	—	NM	—
Restructuring, impairment, and other exit costs	3.6	NM	19.8	NM	101.6

Operating profit	2,957.4	3.7%	2,851.8	11.3%	2,562.4
Interest, net	302.4	(4.6%)	316.9	(9.9%)	351.9

Earnings before income taxes and after-tax earnings from joint ventures	2,655.0	4.7%	2,534.9	14.7%	2,210.5
Income taxes	883.3	19.2%	741.2	4.5%	709.6
After-tax earnings from joint ventures	89.6	(9.3%)	98.8	12.0%	88.2

Net earnings, including earnings attributable to redeemable and noncontrolling interests	1,861.3	(1.6%)	1,892.5	19.1%	1,589.1
Net earnings attributable to redeemable and noncontrolling interests	36.9	(1.1%)	37.3	71.1%	21.8

Net earnings attributable to General Mills	$1,824.4	(1.7%)	$1,855.2	18.4%	$1,567.3

Earnings per share—basic	$2.90	1.4%	$2.86	18.2%	$2.42

Earnings per share—diluted	$2.83	1.4%	$2.79	18.7%	$2.35

Dividends per share	$1.55	17.4%	$1.32	8.2%	$1.22

	Fiscal Year
	2014	Basis Pt Change	2013	Basis Pt Change	2012
Comparisons as a % of net sales:
Gross margin	35.6%	(50)	36.1%	(20)	36.3%
Selling, general, and administrative expenses	19.4%	(60)	20.0%	(30)	20.3%
Operating profit	16.5%	50	16.0%	60	15.4%
Net earnings attributable to General Mills	10.2%	(20)	10.4%	100	9.4%

	Fiscal Year
	2014	Basis Pt Change	2013	Basis Pt Change	2012
Comparisons as a % of net sales excluding certain items affecting comparability (a):
Adjusted gross margin	35.4%	(80)	36.2%	(70)	36.9%
Adjusted operating profit	16.2%	(10)	16.3%	(40)	16.7%
Adjusted net earnings attributable to General Mills	10.2%	—	10.2%	—	10.2%

(a)	See Note 11 for a reconciliation of these measures not defined by generally accepted accounting principles (GAAP).

See accompanying notes to the consolidated financial statements.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended
	May 25, 2014	May 26, 2013	% Change
Net sales	$4,283.8	$4,410.7	(2.9%)
Cost of sales	2,801.4	2,880.1	(2.7%)
Selling, general, and administrative expenses	865.9	928.2	(6.7%)
Divestiture (gain)	(65.5)	—	NM
Restructuring, impairment, and other exit costs	0.1	1.8	(94.4%)

Operating profit	681.9	600.6	13.5%
Interest, net	79.4	81.8	(2.9%)

Earnings before income taxes and after-tax earnings from joint ventures	602.5	518.8	16.1%
Income taxes	203.7	163.5	24.6%
After-tax earnings from joint ventures	16.6	21.5	(22.8%)

Net earnings, including earnings attributable to redeemable and noncontrolling interests	415.4	376.8	10.2%
Net earnings attributable to redeemable and noncontrolling interests	10.8	10.5	2.9%

Net earnings attributable to General Mills	$404.6	$366.3	10.5%

Earnings per share—basic	$0.66	$0.57	15.8%

Earnings per share—diluted	$0.65	$0.55	18.2%

Dividends per share	$0.410	$0.330	24.2%

	Quarter Ended
	May 25, 2014	May 26, 2013	Basis Pt Change
Comparisons as a % of net sales:
Gross margin	34.6%	34.7%	(10)
Selling, general, and administrative expenses	20.2%	21.0%	(80)
Operating profit	15.9%	13.6%	230
Net earnings attributable to General Mills	9.4%	8.3%	110

	Quarter Ended
	May 25, 2014	May 26, 2013	Basis Pt Change
Comparisons as a % of net sales excluding certain items affecting comparability (a):
Adjusted gross margin	35.0%	35.1%	(10)
Adjusted operating profit	15.7%	14.1%	160
Adjusted net earnings attributable to General Mills	9.9%	8.2%	170

(a)	See Note 11 for a reconciliation of these measures not defined by GAAP.

See accompanying notes to the consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions)

	Fiscal Year
	2014	% Change	2013	% Change	2012
	(Unaudited)
Net sales:
U.S. Retail	$10,604.9	(0.1)%	$10,614.9	1.3%	$10,480.2
International	5,385.9	3.6%	5,200.2	24.0%	4,194.3
Convenience Stores and Foodservice	1,918.8	(2.1)%	1,959.0	(1.2)%	1,983.4

Total	$17,909.6	0.8%	$17,774.1	6.7%	$16,657.9

Operating profit:
U.S. Retail	$2,311.5	(3.4)%	$2,392.9	4.3%	$2,295.3
International, excluding Venezuela currency devaluation	535.1	3.8%	515.4	20.0%	429.6
Convenience Stores and Foodservice	307.3	(2.3)%	314.6	9.7%	286.7

Total segment operating profit excluding Venezuela currency devaluation	3,153.9	(2.1)%	3,222.9	7.0%	3,011.6
Unallocated corporate items	196.2	(39.8)%	326.1	(6.2)%	347.6
Divestiture (gain)	(65.5)	NM	—	NM	—
Restructuring, impairment, and other exit costs	3.6	(81.8)%	19.8	(80.5)%	101.6
Venezuela currency devaluation	62.2	146.8%	25.2	NM	—

Operating profit	$2,957.4	3.7%	$2,851.8	11.3%	$2,562.4

The reconciliation of International segment operating profit to International segment operating profit excluding Venezuela currency devaluation, a measure not defined by GAAP, follows:

	Fiscal Year
	2014	% Change	2013	% Change	2012
International segment operating profit	$472.9	(3.5)%	$490.2	14.1%	$429.6
Impact of Venezuela currency devaluation	62.2	146.8%	25.2	NM	—

International segment operating profit excluding Venezuela currency devaluation	$535.1	3.8%	$515.4	20.0%	$429.6

	Fiscal Year
	2014	Basis Pt Change	2013	Basis Pt Change	2012
Segment operating profit excluding Venezuela currency devaluation, % of net sales (a):
U.S. Retail	21.8%	(70)	22.5%	60	21.9%
International, excluding Venezuela currency devaluation	9.9%	—	9.9%	(30)	10.2%
Convenience Stores and Foodservice	16.0%	(10)	16.1%	160	14.5%

Total segment operating profit excluding Venezuela currency devaluation	17.6%	(50)	18.1%	—	18.1%

(a)	See Note 11 for a reconciliation of these measures not defined by GAAP.

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended
	May 25, 2014	May 26, 2013	% Change
Net sales:
U.S. Retail	$2,436.9	$2,471.4	(1.4)%
International	1,339.4	1,437.4	(6.8)%
Convenience Stores and Foodservice	507.5	501.9	1.1%

Total	$4,283.8	$4,410.7	(2.9)%

Operating profit:
U.S. Retail	$501.4	$517.3	(3.1)%
International, excluding Venezuela currency devaluation	145.8	140.5	3.8%
Convenience Stores and Foodservice	85.9	75.3	14.1%

Total segment operating profit excluding Venezuela currency devaluation	733.1	733.1	—%
Unallocated corporate items	54.4	119.3	(54.4)%
Divestiture (gain)	(65.5)	—	NM
Restructuring, impairment, and other exit costs	0.1	1.8	(94.4)%
Venezuela currency devaluation	62.2	11.4	445.6%

Operating profit	$681.9	$600.6	13.5%

The reconciliation of International segment operating profit to International segment operating profit excluding Venezuela currency, a measure not defined by GAAP, devaluation follows:

	Quarter Ended
	May 25, 2014	May 26, 2013	% Change
International segment operating profit	$83.6	$129.1	(35.2)%
Impact of Venezuela currency devaluation	62.2	11.4	445.6%

International segment operating profit excluding Venezuela currency devaluation	$145.8	$140.5	3.8%

	Quarter Ended
	May 25, 2014	May 26, 2013	Basis Pt Change
Segment operating profit excluding Venezuela currency devaluation, % of net sales (a):
U.S. Retail	20.6%	20.9%	(30)
International, excluding Venezuela currency devaluation	10.9%	9.8%	110
Convenience Stores and Foodservice	16.9%	15.0%	190

Total segment operating profit excluding Venezuela currency devaluation	17.1%	16.6%	50

(a)	See Note 11 for a reconciliation of these measures not defined by GAAP.

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	May 25, 2014	May 26, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$867.3	$741.4
Receivables	1,483.6	1,446.4
Inventories	1,559.4	1,545.5
Deferred income taxes	74.1	128.0
Prepaid expenses and other current assets	409.1	437.6

Total current assets	4,393.5	4,298.9
Land, buildings, and equipment	3,941.9	3,878.1
Goodwill	8,650.5	8,622.2
Other intangible assets	5,014.3	5,015.1
Other assets	1,145.5	843.7

Total assets	$23,145.7	$22,658.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,611.3	$1,423.2
Current portion of long-term debt	1,250.6	1,443.3
Notes payable	1,111.7	599.7
Other current liabilities	1,449.9	1,827.7

Total current liabilities	5,423.5	5,293.9
Long-term debt	6,423.5	5,926.1
Deferred income taxes	1,666.0	1,389.1
Other liabilities	1,643.2	1,952.9

Total liabilities	15,156.2	14,562.0

Redeemable interest	984.1	967.5
Stockholders’ equity:
Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5
Additional paid-in capital	1,231.8	1,166.6
Retained earnings	11,787.2	10,702.6
Common stock in treasury, at cost, shares of 142.3 and 113.8	(5,219.4)	(3,687.2)
Accumulated other comprehensive loss	(1,340.3)	(1,585.3)

Total stockholders’ equity	6,534.8	6,672.2
Noncontrolling interests	470.6	456.3

Total equity	7,005.4	7,128.5

Total liabilities and equity	$23,145.7	$22,658.0

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions)

	Fiscal Year
	2014	2013
	(Unaudited)
Cash Flows—Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,861.3	$1,892.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	585.4	588.0
After-tax earnings from joint ventures	(89.6)	(98.8)
Distributions of earnings from joint ventures	90.5	115.7
Stock-based compensation	108.5	100.4
Deferred income taxes	172.5	81.8
Tax benefit on exercised options	(69.3)	(103.0)
Pension and other postretirement benefit plan contributions	(49.7)	(223.2)
Pension and other postretirement benefit plan costs	124.1	131.2
Divestiture (gain)	(65.5)	—
Restructuring, impairment, and other exit costs	(18.8)	(60.2)
Changes in current assets and liabilities, excluding the effects of acquisitions	(32.2)	471.1
Other, net	(76.2)	30.5

Net cash provided by operating activities	2,541.0	2,926.0

Cash Flows—Investing Activities
Purchases of land, buildings, and equipment	(663.5)	(613.9)
Acquisitions, net of cash acquired	—	(898.0)
Investments in affiliates, net	(54.9)	(40.4)
Proceeds from disposal of land, buildings, and equipment	6.6	24.2
Proceeds from divestiture	121.6	—
Exchangeable note	29.3	16.2
Other, net	(0.9)	(3.5)

Net cash used by investing activities	(561.8)	(1,515.4)

Cash Flows—Financing Activities
Change in notes payable	572.9	(44.5)
Issuance of long-term debt	1,673.0	1,001.1
Payment of long-term debt	(1,444.8)	(542.3)
Proceeds from common stock issued on exercised options	108.1	300.8
Tax benefit on exercised options	69.3	103.0
Purchases of common stock for treasury	(1,745.3)	(1,044.9)
Dividends paid	(983.3)	(867.6)
Addition of noncontrolling interest	17.6	—
Distributions to noncontrolling and redeemable interest holders	(77.4)	(39.2)
Other, net	(14.2)	(6.6)

Net cash used by financing activities	(1,824.1)	(1,140.2)

Effect of exchange rate changes on cash and cash equivalents	(29.2)	(0.2)

Increase (decrease) in cash and cash equivalents	125.9	270.2
Cash and cash equivalents—beginning of year	741.4	471.2

Cash and cash equivalents—end of year	$867.3	$741.4

Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(41.0)	$(44.6)
Inventories	(88.3)	18.7
Prepaid expenses and other current assets	10.5	(64.3)
Accounts payable	191.5	263.6
Other current liabilities	(104.9)	297.7

Changes in current assets and liabilities	$(32.2)	$471.1

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature. Certain reclassifications to our previously reported financial information have been made to conform to the current period presentation.

In the first quarter of fiscal 2014, we changed the name of our Bakeries and Foodservice operating segment to Convenience Stores and Foodservice. The businesses included in this segment were unchanged.

(2)	Venezuela is a highly inflationary economy and as such, we remeasure the value of the assets and liabilities of our Venezuelan subsidiary based on the exchange rate at which we expect to remit dividends in U.S. dollars. In February 2013, the Venezuelan government devalued the bolivar by resetting the official exchange rate. The effect of the devaluation in fiscal 2013 was a $25 million foreign exchange loss in segment operating profit resulting from the remeasurement of assets and liabilities of our Venezuelan subsidiary. On February 19, 2014, the Venezuelan government established a new foreign exchange market mechanism (“SICAD 2”) and has indicated that this will be the market through which U.S. dollars will be obtained for the remittance of dividends. This market has significantly higher foreign exchange rates than those available through the other foreign exchange mechanisms. In the fourth quarter of fiscal 2014, we recorded a $62 million foreign exchange loss in the International segment operating profit resulting from the remeasurement of assets and liabilities of our Venezuelan subsidiary at the SICAD 2 rate of 50.0 bolivars per U.S. dollar. Our Venezuela operations represent less than 1 percent of our consolidated assets, liabilities, net sales, and segment operating profit. At May 25, 2014, we had $3 million of non-U.S. dollar cash balances in Venezuela.

(3)	During the fourth quarter of fiscal 2014, we sold certain grain elevators in our U.S. Retail segment for approximately $122 million in cash subject to a working capital adjustment, and recorded a pre-tax gain of $66 million.

(4)	On August 1, 2012, we acquired Yoki Alimentos S.A. (Yoki), a privately held food company headquartered in Sao Bernardo do Campo, Brazil, for an aggregate purchase price of $940 million, comprised of $820 million of cash, net of $31 million of cash acquired, and $120 million of non-cash consideration for debt assumed.

(5)	During the fourth quarter of fiscal 2014, we recorded a $10 million insurance receivable for a fraud-related asset loss incurred in the second quarter of fiscal 2014.

(6)	Our consolidated results for fiscal 2014 include one additional quarter of operating activity from the acquisitions of Yoki Alimentos S.A. in Brazil (second quarter of fiscal 2013) and the assumption of the Canadian Yoplait franchise license (second quarter of 2013). Our consolidated results for 2014 also include three additional quarters of operating activity from the acquisition of Immaculate Baking Company in the United States (third quarter of fiscal 2013). Collectively, these items are referred to as “new businesses” in comparing our fiscal 2014 results to fiscal 2013 within this release.

(7)	In fiscal 2014, we recorded a $4 million restructuring charge related to a productivity and cost savings plan approved in fiscal 2012. We recorded restructuring charges of $20 million in fiscal 2013 primarily related to this plan. These restructuring actions were completed in fiscal 2014. In fiscal 2014, we paid $22 million in cash related to previously announced restructuring actions.

(8)	For the fourth quarter of fiscal 2014, unallocated corporate expense totaled $54 million compared to $119 million in the same period last year. We recorded a $6 million net decrease in expense related to mark-to-market valuations of certain commodity positions and grain inventories in the fourth quarter of fiscal 2014, compared to a $4 million net increase in expense in the fourth quarter of fiscal 2013. Compensation and benefit expenses decreased $31 million and the contribution to the General Mills Foundation decreased in the fourth quarter of fiscal 2014 compared to the same period last year.

For fiscal 2014, unallocated corporate expense was $196 million compared to $326 million last year. In fiscal 2014 we recorded a $49 million net decrease in expense related to mark-to-market valuation of certain commodity positions and grain inventories, compared to a $4 million net decrease in expense last year. Compensation and benefit expenses decreased $59 million and the contribution to the General Mills Foundation decreased in fiscal 2014 compared to fiscal 2013. In fiscal 2013, we also recorded $12 million of integration costs related to the acquisition of Yoki.

(9)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Fiscal Year
In Millions, Except per Share Data	May 25, 2014	May 26, 2013	2014	2013	2012
Net earnings attributable to General Mills	$404.6	$366.3	$1,824.4	$1,855.2	$1,567.3

Average number of common shares—basic EPS	614.8	647.4	628.6	648.6	648.1
Incremental share effect from: (a)
Stock options	12.3	12.8	12.3	12.0	13.9
Restricted stock, restricted stock units, and other	5.1	5.0	4.8	5.0	4.7

Average number of common shares—diluted EPS	632.2	665.2	645.7	665.6	666.7

Earnings per share—basic	$0.66	$0.57	$2.90	$2.86	$2.42
Earnings per share—diluted	$0.65	$0.55	$2.83	$2.79	$2.35

(a)	Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(10)	The effective tax rate for fiscal 2014 was 33.3 percent compared to 29.2 percent in fiscal 2013. The 4.1 percentage point increase was primarily related to the restructuring of our General Mills Cereals, LLC (GMC) subsidiary during the first quarter of fiscal 2013 which resulted in a $63 million decrease to deferred income tax liabilities related to the tax basis of the investment in GMC and certain distributed assets, with a corresponding discrete reduction to income taxes in the first quarter of fiscal 2013. During fiscal 2013, we also recorded a $34 million discrete decrease in income tax expense and an increase in our deferred tax assets related to certain actions taken to restore part of the tax benefits associated with Medicare Part D subsidies which had previously been reduced in fiscal 2010 with the enactment of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010. Our fiscal 2013 tax expense also includes a $12 million charge associated with the liquidation of a corporate investment.

(11)	We have included six measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), restructuring costs reflecting employee severance expense (“restructuring costs”), integration costs resulting from the acquisition of Yoki in fiscal 2013 (“acquisition integration costs”), gain on divestiture of certain grain elevators (“divestiture gain”), the impact of currency devaluation in Venezuela (“Venezuela currency devaluation”), and discrete tax items related to GMC (“tax items”) (collectively, these six items are referred to as “certain items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (3) total segment operating profit excluding Venezuela currency devaluation, (4) International segment operating profit excluding Venezuela currency devaluation, (5) net sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange, and (6) effective income tax rates excluding certain items affecting comparability. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted EPS excluding certain items affecting comparability follows:

	Quarter Ended		Fiscal Year
Per Share Data	May 25, 2014	May 26, 2013	2014	2013
Diluted earnings per share, as reported	$0.65	$0.55	$2.83	$2.79
Mark-to-market effects (a)	(0.01)	0.01	(0.05)	—
Restructuring costs (b)	—	—	0.01	0.02
Tax items (c)	—	(0.03)	—	(0.13)
Acquisition integration costs (d)	—	—	—	0.01
Venezuela currency devaluation (e)	0.09	0.01	0.09	0.03
Divestiture (gain) (f)	(0.06)	—	(0.06)	—

Diluted earnings per share, excluding certain items affecting comparability	$0.67	$0.54	$2.82	$2.72

(a)	See Note 8.
(b)	See Note 7.
(c)	See Note 10.
(d)	See Note 4.
(e)	See Note 2.
(f)	See Note 3.

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follows:

	Quarter Ended
In Millions	May 25, 2014		May 26, 2013
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,482.4	34.6%	$1,530.6	34.7%
Mark-to-market effects (b)	(5.5)	(0.1)%	4.2	0.1%
Venezuela currency devaluation (c)	22.6	0.5%	11.4	0.3%

Adjusted gross margin	$1,499.5	35.0%	$1,546.2	35.1%

Operating profit as reported	$681.9	15.9%	$600.6	13.6%
Mark-to-market effects (b)	(5.5)	(0.1)%	4.2	0.1%
Restructuring costs (d)	0.1	—%	1.9	—%
Acquisition integration costs (e)	—	—%	4.2	0.1%
Venezuela currency devaluation (c)	62.2	1.4%	11.4	0.3%
Divestiture (gain) (f)	(65.5)	(1.5)%	—	—%

Adjusted operating profit	$673.2	15.7%	$622.3	14.1%

Net earnings attributable to General Mills as reported	$404.6	9.4%	$366.3	8.3%
Mark-to-market effects, net of tax (b)	(3.4)	(0.1)%	2.6	0.1%
Restructuring costs, net of tax (d)	0.5	—%	1.5	—%
Acquisition integration costs, net of tax (e)	—	—%	2.9	—%
Tax items (g)	—	—%	(18.7)	(0.4)%
Venezuela currency devaluation (c)	57.8	1.4%	9.2	0.2%
Divestiture (gain) (f)	(36.0)	(0.8)%	—	—%

Adjusted net earnings attributable to General Mills	$423.5	9.9%	$363.8	8.2%

(a)	Net sales less cost of sales.
(b)	See Note 8.
(c)	See Note 2.
(d)	See Note 7.
(e)	See Note 4.
(f)	See Note 3.
(g)	See Note 10.

	Fiscal Year
In Millions	2014		2013
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$6,369.8	35.6%	$6,423.9	36.1%
Mark-to-market effects (b)	(48.5)	(0.3)%	(4.4)	—%
Venezuela currency devaluation (c)	22.6	0.1%	16.0	0.1%

Adjusted gross margin	$6,343.9	35.4%	$6,435.5	36.2%

Operating profit as reported	$2,957.4	16.5%	$2,851.8	16.0%
Mark-to-market effects (b)	(48.5)	(0.3)%	(4.4)	—%
Restructuring costs (d)	3.6	—%	18.6	0.1%
Acquisition integration costs (e)	—	—%	12.3	0.1%
Venezuela currency devaluation (c)	62.2	0.4%	25.2	0.1%
Divestiture (gain) (f)	(65.5)	(0.4)%	—	—%

Adjusted operating profit	$2,909.2	16.2%	$2,903.5	16.3%

Net earnings attributable to General Mills as reported	$1,824.4	10.2%	$1,855.2	10.4%
Mark-to-market effects, net of tax (b)	(30.5)	(0.2)%	(2.8)	—%
Restructuring costs, net of tax (d)	3.6	—%	15.9	0.1%
Acquisition integration costs, net of tax (e)	—	—%	8.8	0.1%
Tax items (g)	—	—%	(85.4)	(0.5)%
Venezuela currency devaluation (c)	57.8	0.4%	20.8	0.1%
Divestiture (gain) (f)	(36.0)	(0.2)%	—	—%

Adjusted net earnings attributable to General Mills	$1,819.3	10.2%	$1,812.5	10.2%

(a)	Net sales less cost of sales.
(b)	See Note 8.
(c)	See Note 2.
(d)	See Note 7.
(e)	See Note 4.
(f)	See Note 3.
(g)	See Note 10.

A reconciliation of total segment operating profit excluding Venezuela currency devaluation, to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

A reconciliation of International segment operating profit excluding Venezuela currency devaluation, to the relevant GAAP measure, International segment operating profit, is included in the Statements of Operating Segment Results.

The reconciliation of International segment and region net sales growth rates as reported to growth rates excluding the impact of foreign currency exchange below demonstrates the effect of foreign currency exchange rate fluctuations from year to year. To present this information, current period results for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

	Fiscal Year Ended May 25, 2014
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	(1)%	3	pts	(4)%
Canada	(1)	(6)		5
Asia/Pacific	9	—		9
Latin America	16	(22)		38

Total International	4%	(4	) pts	8%

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability:

	Quarter Ended				Fiscal Year Ended
	May 25, 2014		May 26, 2013		May 25, 2014		May 26, 2013
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$602.5	$203.7	$518.8	$163.5	$2,655.0	$883.3	$2,534.9	$741.2
Mark-to-market effects (b)	(5.5)	(2.1)	4.2	1.6	(48.5)	(18.0)	(4.4)	(1.6)
Restructuring costs (c)	0.1	(0.4)	1.9	0.4	3.6	—	18.6	2.7
Acquisition integration costs (d)	—	—	4.2	1.3	—	—	12.3	3.5
Tax items (e)	—	—	—	18.7	—	—	—	85.4
Venezuela currency devaluation (f)	62.2	4.4	11.4	2.2	62.2	4.4	25.2	4.4
Divestiture (gain) (g)	(65.5)	(29.5)	—	—	(65.5)	(29.5)	—	—

As adjusted	$593.8	$176.1	$540.5	$187.7	$2,606.8	$840.2	$2,586.6	$835.6

Effective tax rate:
As reported		33.8%		31.5%		33.3%		29.2%
As adjusted		29.7%		34.7%		32.2%		32.3%

(a)	Earnings before income taxes and after-tax earnings from joint ventures.
(b)	See Note 8.
(c)	See Note 7.
(d)	See Note 4.
(e)	See Note 10.
(f)	See Note 2.
(g)	See Note 3.